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EXHIBIT 23.5

                     WILLIAMS & WEBSTER, P.S.
                   Certified Public Accountants
                       601 West Riverside
                            Suite 1940
                 Spokane, Washington   99201-0611
                          (509) 838-8111
                        FAX (509) 624-5001



Board of Directors
Abbott Mines Limited
Vancouver, BC Canada





 CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use of our report dated December 7, 2000, on the financial statements of Abbott Mines Limited as of July 31, 2000 and June 30, 2000 and the periods then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2/A-2 Registration Statement filed with the Securities and Exchange Commission.


/s/ Williams & Webster P.S.

Williams & Webster, P.S.
Spokane, Washington

December 8, 2000